Exhibit 4.2


                    Share Purchase Agreement

                    Dated as of July 31, 1995

                        Regarding Shares
                               of

        Series A Cumulative Convertible Preferred Stock, par value $0.00001 per Share,

                               of

                        SA Holdings, Inc.

                                               EXHIBIT A



                   CERTIFICATE OF DESIGNATIONS

                        TABLE OF CONTENTS



SECTION 1.  SALE AND PURCHASE OF PREFERRED STOCK . . . . . . .  2

SECTION 2.  THE CLOSING. . . . . . . . . . . . . . . . . . . .  3

SECTION 3.  DEFINITIONS. . . . . . . . . . . . . . . . . . . .  3

SECTION 4. REPRESENTATIONS AND WARRANTIES  OF THE COMPANY. . .  7
     4.1. Corporate Existence and Power. . . . . . . . . . . .  7
     4.2. Authorization of Borrowing; No Conflict as to Law
          or Agreements. . . . . . . . . . . . . . . . . . . .  7
     4.3. Legal Agreements . . . . . . . . . . . . . . . . . .  8
     4.4. Stock. . . . . . . . . . . . . . . . . . . . . . . .  8
     4.5. Offering of Shares . . . . . . . . . . . . . . . . .  8
     4.6. SEC Reports. . . . . . . . . . . . . . . . . . . . .  9

SECTION 5. REPRESENTATIONS AND COVENANTS OF THE PURCHASER. . .  9
     5.1. Representations. . . . . . . . . . . . . . . . . . .  9
     5.2. Covenants. . . . . . . . . . . . . . . . . . . . . . 10

SECTION 6.  RESTRICTIONS ON TRANSFER . . . . . . . . . . . . . 10

SECTION 7.  COVENANTS OF THE COMPANY . . . . . . . . . . . . . 11
     7.1.  Office for Payment, Exchange and Registration;
           Location of Office. . . . . . . . . . . . . . . . . 11
     7.2.  Reservation of Shares . . . . . . . . . . . . . . . 11
     7.3.  Listing of Shares . . . . . . . . . . . . . . . . . 11
     7.4.  Securities Exchange Act Registration. . . . . . . . 11
     7.5.  Private Placement Status. . . . . . . . . . . . . . 12
     7.6.  Delivery of Information . . . . . . . . . . . . . . 12
     7.7.  Financial Reports . . . . . . . . . . . . . . . . . 12


SECTION 8.  REGISTRATION RIGHTS. . . . . . . . . . . . . . . . 13

SECTION 9.  CONDITIONS TO PURCHASER'S OBLIGATIONS. . . . . . . 18
     9.1.  Certificate of Designations . . . . . . . . . . . . 18

     9.2.  Accuracy of Representations and Warranties. . . . . 18
     9.3.  Proceedings . . . . . . . . . . . . . . . . . . . . 18
     9.4.  Senior Credit Agreement . . . . . . . . . . . . . . 18

SECTION 10.  BROKERS . . . . . . . . . . . . . . . . . . . . . 19

SECTION 11.  BREACH OF REPRESENTATIONS, WARRANTIES AND
             COVENANTS . . . . . . . . . . . . . . . . . . . . 19

SECTION 12.  SPECIFIC PERFORMANCE. . . . . . . . . . . . . . . 19

SECTION 13.  HOME OFFICE PAYMENTS. . . . . . . . . . . . . . . 20

SECTION 14.  AMENDMENTS AND WAIVERS. . . . . . . . . . . . . . 20

SECTION 15.  EXCHANGE OF SHARES; CANCELLATION OF SURRENDERED
             SHARES; REPLACEMENT . . . . . . . . . . . . . . . 21

SECTION 16.  NOTICES . . . . . . . . . . . . . . . . . . . . . 21

SECTION 17.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . 21

                    SHARE PURCHASE AGREEMENT


          SHARE PURCHASE AGREEMENT dated as of July 31, 1995 by and between SA Holdings, Inc., a Delaware corporation (the "Company"), and the Purchaser listed on the signature page of this Agreement
(the "Purchaser").



                      W I T N E S S E T H:


          WHEREAS, the Company desires to sell to the Purchaser and the Purchaser desires to purchase from the Company shares of Series A Cumulative Convertible Preferred Stock, $.00001 par value per share, of the Company, all upon the terms and provisions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.  SALE AND PURCHASE OF PREFERRED STOCK

          (a) The Company agrees to sell to the Purchaser and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein or made pursuant hereto, the Purchaser agrees to purchase from the Company on the Closing Date specified in Section 2 hereof, the number of shares of the Company's Series A Cumulative Convertible Preferred Stock, $.00001 par value per share, set forth opposite the Purchaser's name on Schedule 1 hereto. The shares of such Series A Convertible Preferred Stock being acquired under this Agreement and by the other Purchasers under the other Share Purchase Agreements (as hereinafter defined) are collectively herein referred to as the "Shares", containing rights and privileges as more fully set forth in the Certificate of Designations of the Board of Directors of the Company in the form attached hereto as Exhibit A (the "Certificate of Designations").

          (b) The purchase price to be paid to the Company by the Purchaser for the Shares to be purchased by the Purchaser pursuant to this Agreement shall be the amount set forth opposite the Purchaser's name on Schedule 1 hereto. No further payment shall be required from the Purchaser for the Shares.

          (c) The Shares are being sold to the purchasers listed on Schedule 1 hereto (the "Purchasers") pursuant to this Agreement and other substantially identical agreements dated as of the date hereof (all such agreements collectively, as from time to time assigned, supplemented or amended or as the terms thereof may be waived, the "Share Purchase Agreements"). All Share Purchase Agreements shall be dated the date hereof and shall be identical except as to the identities of the respective Purchasers.

The sale of Shares to each Purchaser under each Share Purchase
Agreement is to be a separate sale, and no Purchaser shall have any liability under any Share Purchase Agreement other than the Share
Purchase Agreement to which it is a party.


SECTION 2.  THE CLOSING

          (a) Subject to the terms and conditions hereof, the closing of the purchase and sale of the Shares to be purchased by the Purchaser (the "Closing") will take place at the offices of Arter & Hadden, Dallas, Texas, on July 31, 1995 or such other time and date as shall be mutually agreed to by the Company and the Selling Shareholders (defined below) for the closing of the acquisition of the stock of U.S. Communications, Inc.; provided that the Closing shall occur no later than August 3, 1995. Such time and date are herein referred to as the "Closing Date".

          (b) Subject to the terms and conditions hereof, on the Closing Date (i) the Company will deliver to the Purchaser a certificate registered in the Purchaser's name (or its nominee, if any, as specified on Schedule 1 hereto) evidencing the number of Shares set forth opposite the Purchaser's name on Schedule 1 and
(ii) upon the Purchaser's receipt thereof, the Purchaser will deliver to the Company a certified or official bank check (or wire transfer) in an amount equal to the purchase price (as specified in Section l(b) hereof) for the Shares to be purchased by the Purchaser payable to the order of the Company in federal or other immediately available funds.


SECTION 3.  DEFINITIONS

          For purposes of this Agreement, the following definitions shall apply (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

          "Acquisition Agreement" means the Stock Purchase
Agreement dated as of June 30, 1995, as amended, between the Company, U.S. Communications, Inc. and the Selling Shareholders.

          "Affiliate" means (a) any director, officer or employee of the Company, (b) any Person who, individually or with his or her immediate family or any other Affiliate, directly or indirectly, beneficially owns or holds 5% or more of the voting interest in the Company, or (c) any corporation, partnership or other Person in which any Person described above owns a 5% or greater equity interest. Without limiting the generality of the foregoing, Jack
W. Matz, Jr. shall at all times be deemed to be an Affiliate of the Company.

          "Agreement" means this Share Purchase Agreement (together with exhibits and schedules) as from time to time assigned, supplemented or amended or as the terms hereof may be waived.

          "Board" or "Board of Directors" means with respect to any Person which is a corporation, a business trust or other entity, the board of directors or other group, however, designated, which is charged with legal responsibility for the management of such Person, or any committee of such board of directors or group, however designated, which is authorized to exercise the power of such board or group in respect of the matter in question.

          "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.

          "Certificate of Designations" has the meaning set forth in Section l(a) hereof.

          "Closing" has the meaning set forth in Section 2(a) hereof.

          "Closing Date" has the meaning set forth in Section 2(a) hereof.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and interpretations thereunder.

          "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Securities Exchange Act.

          "Common Stock" of the Company or of a Subsidiary (as the case may be) shall mean the Company's or a Subsidiary's (as the case may be) present authorized Common Stock and any stock into which such Common Stock may hereafter be changed or for which such Common Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise) and shall also include any common stock of the Company or of a Subsidiary (as the case may be) hereafter authorized and any capital stock of the Company or of a Subsidiary (as the case may be) of any other class hereafter authorized which is not preferred as to dividends or assets over any other class of capital stock of the Company or of a Subsidiary (as the case may be) or which has ordinary voting power for the election of directors of the Company or of a Subsidiary (as the case may be).

          "Company" means SA Holdings, Inc., a Delaware corporation, its successors and assigns.

          "Conversion Share" or "Conversion Shares" means the shares of the Company's Common Stock, $.0001 par value per share, obtained or obtainable upon conversion of

Shares and shall also include any capital stock or other securities into which Conversion Shares are changed and any capital stock or other securities resulting from or comprising a reclassification, combination or subdivision of, or a stock dividend on, any Conversion Shares. In the event that any Conversion Shares are sold either in a public offering pursuant to a registration statement under Section 6 of the Securities Act or pursuant to a Rule 144 Transaction, then the transferees of such Conversion Shares shall not be entitled to any benefits under this Agreement with respect to such Conversion Shares and such Conversion Shares shall no longer be considered to be "Conversion Shares" for purposes of Section 8 hereof, for purposes of the definition of Majority Shareholders or for purposes of any consent or waiver provision of this Agreement.

          "Convertible Preferred Stock" means the Company's Series A Cumulative Convertible Preferred Stock, $.00001 par value per share, which will be duly authorized on the Closing Date and which will have the rights, powers and privileges on the Closing Date as more fully set forth in the Certificate of Designations.

          The phrase "current conversion price" has the meaning specified in Section 7(h) of the Certificate of Designations.

          "Majority Shareholders" means the holder or holders, at the time, of at least fifty-one percent (51%) of the Conversion Shares, including the Conversion Shares then outstanding and the Conversion Shares then obtainable under outstanding Shares.

          "Outstanding" or "outstanding" means

          (a) when used with reference to the Shares or the Conversion Shares as of a particular time, all Shares or Conversion Shares theretofore duly issued except:

          (i) Shares and Conversion Shares theretofore reported as lost, stolen, mutilated or destroyed or surrendered for transfer, exchange or replacement, in respect of which new or replacement Shares or Conversion Shares have been issued by the Company,

          (ii) Shares and Conversion Shares theretofore cancelled by the Company,

          (iii) Shares and Conversion Shares registered in the name of, as well as Shares and Conversion Shares owned beneficially by, the Company, any Subsidiary or any of their Affiliates and

          (b) when used with reference to the number of shares of Common Stock of the Company as at a particular time, the then issued and outstanding shares of Common Stock of the Company (not including treasury shares or any other shares registered in the name of the Company, any Subsidiary or any of their

          Affiliates), together with shares of Common Stock of the Company issuable pursuant to any then outstanding warrants, options, convertible securities or other rights to acquire Shares of Common Stock of the Company.

For purposes of the preceding sentence, in no event shall "Affiliates" include (x) the persons which are identified as "Purchasers" on Schedule 1 hereto or (y) any Affiliates of any such persons.

          "Person" or "person" means an individual, corporation, partnership, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

          "Preferred Stock" means any class of the capital stock of a corporation (whether or not convertible into any other class of such capital stock) which has any right, whether absolute or contingent, to receive dividends or other distributions of the assets of such corporation (including, without limitation, amounts payable in the event of the voluntary or involuntary liquidation, dissolution or winding-up of such corporation), which right is superior to the rights of another class of the capital stock of such corporation. "Preferred Stock" includes without limitation the Convertible Preferred Stock.

          "Purchaser" means the person who accepts and agrees to the terms hereof as indicated by such person's signature (as "the undersigned Purchaser") on the execution page of this Agreement, together with successors and assigns.

          "Purchasers" has the meaning set forth in Section l(c) hereof, together with their respective successors and assigns.

          "Rule 144" means (i) Rule 144 under the Securities Act as such Rule is in effect from time to time and (ii) any successor rule, regulation or law, as in effect from time to time.

          "Rule 144A" means (i) Rule 144A under the Securities Act as,such Rule is in effect from time to time and (ii) any successor rule, regulation or law, as in effect from time to time.

          "Rule 144 Transaction" means a transfer of Shares or Conversion Shares (A) complying with Rule 144 as such Rule is in effect on the date of such transfer (but not including a sale other than pursuant to "brokers' transactions" as defined in clauses (1) and (2) of paragraph (g) of such Rule as in effect on the date hereof) and (B) occurring at a time when Shares (in the case of a transfer of Shares) or Conversion Shares (in the case of a transfer of Conversion Shares) are registered pursuant to Section 12 of the Securities Exchange Act.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules, regulations and interpretations thereunder.

          "Securities Exchange Act" means the Securities Exchange
Act of 1934, as amended, and the rules, regulations and interpretations thereunder.

          "Selling Shareholders" means Bill J. Johnson, Howard
Maddera, Marianne Reed and NTS Communications, Inc.

          "Senior Credit Agreement" means the Term Credit Agreement between the Company and Norwest Bank Minnesota, National
Association, dated as of the date hereof.

          "Share Purchase Agreements" has the meaning set forth in Section l(c) hereof.

          "Shares" has the meaning set forth in Section l(a) hereof. In the event that any Shares are sold either in a public offering pursuant to a registration statement under Section 6 of the Securities Act or pursuant to a Rule 144 Transaction, then the transferees of such Shares shall not be entitled to any benefits under this Agreement with respect to such Shares and such Shares shall no longer be considered to be "Shares" for purposes of
Section 8 hereof or any consent or waiver provision of this Agreement.

          "Subsidiary", with respect to any Person, means any corporation, association or other entity of which more than 80% of the total voting power of shares of stock or other equity interests (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries, or both. The term "Subsidiary" or "Subsidiaries" when used herein without reference to any particular Person, means a Subsidiary or Subsidiaries of the Company.

          "Transaction Documents" has the meaning provided in
Section 4.1 hereof.

               (b) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:


SECTION 4. REPRESENTATIONS AND WARRANTIES  OF THE COMPANY

          4.1. Corporate Existence and Power. The Company is a business corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and is duly licensed or qualified to transact business in Texas and Delaware. The Company has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Agreement or any documents required thereunder (hereinafter, the "Transaction Documents").

          4.2. Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Company of the Transaction Documents have been duly authorized by all necessary corporate action of the Company and do not and will not (i) require any consent or approval of the shareholders of the Company, or any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to the Company or of its Certificate of Incorporation or Bylaws or (iii) result in a material breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected.

          4.3. Legal Agreements. The Transaction Documents constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

          4.4. Stock.

          The authorized capital stock of the Company consists of
(i) 50,000,000 shares of Common Stock, $.0001 par value per share, and (ii) 12,500,000 shares of Convertible Preferred Stock, $.00001 par value per share, of which, after giving effect to the Certificate of Designations, 166,667 shares have been designated as Series A Convertible Preferred Stock and 125,000 shares have been designated as Series B Convertible Preferred Stock. The shares of the Company's Common Stock issuable upon conversion of the Convertible Preferred Stock will, when issued, be duly authorized, validly issued, fully paid and non-assessable.

          The Certificate of Designations has been duly adopted by the Company and is fully effective as an amendment to the Company's certificate of incorporation. The Shares have all of the rights, priorities and terms set forth in the Certificate of Designations.


          4.5. Offering of Shares. Neither the Company, any Subsidiary nor any agent nor other person acting on its behalf, directly or indirectly, (i) offered any of the Shares or any similar security of the Company (A) by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) or (B) for sale to or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any person other than the Purchasers or not more than 35 other institutional investors each of which the Company reasonably believed was an "accredited investor" within the meaning of Regulation D under the Securities Act or (ii) has done or caused to be done (or has omitted to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Shares within the provisions of Section 5 of the Securities Act or the filing, notification or reporting provisions of any state securities laws.

          4.6. SEC Reports. The Company has filed all proxy statements, reports and other documents required to be filed by it under the Securities Exchange Act. The Company has furnished the Purchasers copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 1994 Forms 8-K filed in the calendar year 1995 through the date hereof and Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 1995 (collectively, the "SEC Reports"). Each SEC Report was in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 5. REPRESENTATIONS AND COVENANTS OF THE PURCHASER

          5.1. Representations. The Purchaser hereby makes the representations and warranties to the Company contained in this
Section 5.

          (a) The Purchaser has all requisite power, authority and legal right to execute, deliver, enter into, consummate and perform this Agreement. The execution, delivery and performance of this Agreement by the Purchaser have been duly authorized by all required corporate or partnership actions. The Purchaser has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

          (b) The Purchaser hereby represents to the Company that it is capable of evaluating the risk of its investment in the Shares being purchased by it and is able to bear the economic risk of such investment, that (except as the Purchaser has otherwise advised the Company and the Purchaser's special counsel in writing) it in purchasing the Shares to be purchased by it for its own account, and that the Shares are being purchased by it for investment and not with a present view to any distribution thereof in violation of applicable securities laws. It is understood that the disposition of the Purchaser's property shall at all times be within the Purchaser's control. If the Purchaser should in the future decide to dispose of any of its Shares, it is understood that it may do so only in compliance with the Securities Act, applicable state securities laws and this Agreement. The Purchaser represents that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

          (c) The Purchaser has received and reviewed copies of the Company's Forms 10-K (year ending 1994), 10-Q (quarter ending March 31, 1994), 8-Ks filed in calendar year 1995 prior to the date hereof, and a copy of the Confidential Information Memorandum dated March 1995 prepared by Jesup & Lamont Capital Markets, Inc.

          (d) The Purchaser hereby represents that neither it nor any group (as such term is defined in the Securities Exchange Act) of persons of which it is a part has any plans or proposals which relate to or would result in an extraordinary corporate transaction (such as a merger, reorganization or liquidation) involving the Company or the acquisition by any person of securities of the Company enabling such person, such group and/or the Purchaser to control or own 40% or more of the Common Stock of the Company (on a fully-diluted basis).

          5.2. Covenants.

          The Purchaser hereby agrees that it shall not acquire, alone, or together with a group (as defined in Section 13 of the Securities Exchange Act), securities of the Company enabling the Purchaser or such group to control or own 40% or more of the Common Stock of the Company, unless such acquisition is approved by the Board of Directors of the Company.

SECTION 6.  RESTRICTIONS ON TRANSFER

          (a) The Purchaser agrees that it will not sell or otherwise dispose of any Shares or Conversion Shares unless

          (i) such Shares or Conversion Shares have been registered under the Securities Act and, to the extent required, under any applicable state securities laws, or

          (ii) such Shares or Conversion Shares are sold in accordance with the applicable requirements and limitations of Rule 144 or Rule 144A, or

          (iii) the Company has been furnished with an opinion or opinions from counsel to the Purchaser (which counsel and which opinion(s) shall be reasonably satisfactory to the Company and which counsel may be inside counsel to the Purchaser) to the effect that registration under the Securities Act is not required for the transfer as proposed (which opinion may be conditioned upon the transferee assuming the obligations of a holder of Shares or Conversion Shares under this Section) or

          (iv) the Company has been furnished with a letter from the Division of Corporate Finance of the Commission to the effect that such Division would not recommend any action to the Commission if such proposed transfer were effected without a registration statement effective under the Securities Act.

The Company agrees that within five (5) Business Days after receipt of any opinion referred to in (iii) above, it will notify the holder supplying such opinion whether such opinion is satisfactory to the Company's counsel. Any transfer of Conversion Shares shall also be subject to the Stockholders' Agreement.

          (b) The Company may endorse on all certificates evidencing Shares or Conversion Shares a legend stating or referring to the transfer restrictions contained in paragraph (a) above; provided, that no such legend shall be endorsed on any certificates which, when issued, are no longer subject to the restrictions of this Section 6; provided, further, that if a transfer is made pursuant to clause (i), (ii) (other than pursuant to Rule 144A) or (iv) of paragraph (a) or if an opinion of counsel provided pursuant to clause (iii) of paragraph (a) concludes that the legend is no longer necessary, the Company will deliver upon transfer, certificates without such legends.


SECTION 7.  COVENANTS OF THE COMPANY

          The Company covenants and agrees as follows:

          7.1.  Office for Payment, Exchange and Registration;
Location of Office.

          So long as any of the Shares is outstanding, the Company will maintain an office or agency where Shares may be presented for payment, exchange, conversion or registration of transfer as provided in this Agreement. Such office or agency initially shall be the office of the Company set forth on the signature page hereto.

          7.2. Reservation of Shares. There have been reserved, and the Company shall at all times keep reserved, free from preemptive rights, out of its authorized Common Stock, $.0001 par value per share, a number of shares of Common Stock, $.0001 par value per share, sufficient to provide for the exercise of the conversion rights provided in Sections 7 of the Certificate of Designations.

          7.3. Listing of Shares. If any shares of the Company's Common Stock or Convertible Preferred Stock are listed on any national securities exchange (or on the National Association of Securities Dealers, Inc., Automated Quotation System or comparable system), then the Company will take such action as may be necessary, from time to time, to list Shares or Conversion Shares, as the case may be, on such exchange (or system as the case may be).

          7.4. Securities Exchange Act Registration. As soon as the Company is either required to or does file a registration statement with respect to the Company's Common Stock or Convertible Preferred Stock under Section 6 of the Securities Act or Section 12(b) or Section 12(g), whichever is applicable, of the Securities Exchange Act, then, thereafter:

          (a) The Company will maintain effective a registration statement (containing such information and documents as the Commission shall specify and otherwise complying with the Securities Exchange Act) under Section 12(b) or Section 12(g), whichever is applicable, of the Securities Exchange Act, with respect to the Company's Common Stock or Convertible Preferred Stock, as the case may be, and will file on time such information, documents and reports as the Commission may require or prescribe for companies whose stock has been registered pursuant to such
Section 12(b) or Section 12(g), whichever is applicable.

          (b) The Company will, upon the request of any holder of Shares or Conversion Shares, make whatever other filings with the Commission, or otherwise make generally available to the public such financial and other information, as any such holder may deem reasonably necessary or desirable in order to enable such holder to be permitted (i) to sell Conversion Shares pursuant to the provisions of Rule 144 and (ii) if the Company has filed a Registration Statement with respect to Convertible Preferred Stock under Section 6 of the Securities Act or Section 12(b) or 12(g) of the Securities Exchange Act, to sell Shares pursuant to the provisions of Rule 144.

          7.5. Private Placement Status. Neither the Company nor any agent nor other Person acting on the Company's behalf will do or cause to be done (or will omit to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Shares or the Conversion Shares within the provisions of Section 5 of the Securities Act or the filing, notification or reporting requirements of any state securities law (other than in accordance with a registration and qualification of Conversion Shares pursuant to Section 8 hereof).

          7.6. Delivery of Information. If a holder of Shares or Conversion Shares proposes to transfer any such Shares or Conversion Shares pursuant to Rule 144A, the Company agrees to provide (upon the request of such holder or the prospective transferee) to such holder and (if requested) to the prospective transferee any information concerning the Company and its Subsidiaries which is required to be delivered to any transferee of such Shares or Conversion Shares pursuant to such Rule 144A.

          7.7.  Financial Reports.  The Company will deliver to the
Purchaser:

          (a) as soon as made available, copies of all Forms 10-K, 10-Q, 8-K, financial statements, proxy statements, reports which the Company has sent to its stockholders or filed with the Commission or any national securities exchange; and

          (b) copies of any notice sent to the Senior Lender notifying the Senior Lender of the occurrence of a default or event of default under the terms of the Senior Credit Agreement, together with any supporting statements attached thereto and delivered to the Senior Lender.

          7.8. Election of Directors. So long as there are at least 100,000 shares of Series A Preferred Stock outstanding or so long as the Purchaser and its affiliates (together with the directors, officers and employees of the Purchaser and its affiliates) own beneficially a number of shares of capital stock of the Corporation which (assuming any conversion rights are exercised) would give the Purchaser, its affiliates and such persons, collectively, five percent (5%) or more of the combined voting power of all shares of capital stock then outstanding (for this purpose, Common Stock issuable upon conversion of then outstanding Series A Preferred Stock and Series B Preferred Stock shall be deemed to be outstanding) entitled to vote generally at any meeting of stockholders at which directors are to be elected the Corporation will use its best efforts to cause to be elected to its board of directors (and in addition to any other directors elected by the holders of the Series A Preferred Stock), from the date hereof until the next such meeting of stockholders, one person, and thereafter, a total of two persons nominated by the Purchaser or its designee, who shall serve at all times during such respective periods. In the event a vacancy occurs in the office of a director so nominated by the Purchaser (or its designee), the Corporation shall use its best efforts to cause to be elected to its board of directors a successor nominated by the Purchaser or its designee who shall serve at all times during such period.


SECTION 8.  REGISTRATION RIGHTS

          8.1.  Registration at the Request of Holders.

          (a) The Company agrees that on or after July 31, 1996, upon receipt by the Company of a Registration Demand satisfying the conditions under Section 8.1(b) hereof, the Company will (A) promptly (at least thirty (30) days prior to the filing date) give written notice of the proposed registration to each holder of a Share or Conversion Share, and (B) with reasonable promptness, and in any case not later than ninety (90) days after receipt by the Company of the Registration Demand, use reasonable efforts to file as soon as practicable a registration statement with the Commission relating to the Conversion Shares as to which registration is requested in the Registration Demand. The Company shall use its reasonable best efforts to make such registration statement become effective and to qualify the same under the Blue Sky laws of such states as may be requested; provided, however, that with respect to compliance with Blue Sky laws, the Company shall not be obligated to qualify as a foreign corporation or to execute or file any general consent to service of process under the laws of any such state where it is not so subject. The Company shall also include under such registration statement (and in such state qualifications) any Conversion Shares requested to be so included by any other holder of Shares or Conversion Shares by written notice delivered to the Company within thirty (30) days after the sending of the notice provided for in (A) above.

          (b) A "Registration Demand" means a written notice from one or more holders of Shares or Conversion Shares stating that such holder or holders desire to sell all of their Conversion
Shares under circumstances requiring registration under the Securities

Act and requesting that the Company effect registration with respect to all of the Conversion Shares held, or to be held after conversion of Shares, by such holder or holders; provided, that such holder or holders giving such notice hold Shares or Conversion Shares representing, or entitling the holder thereof to obtain upon conversion, in the aggregate not less than fifty-one percent (51%) of the number of Conversion Shares then obtainable upon conversion of all Shares then outstanding; provided that such holder or holders hold at least 1,000,000 Conversion Shares in the aggregate (as such number may be adjusted from time to time hereafter as a result of a stock split, combination, etc.).

          (c) The Company is obligated to effect registration and qualification pursuant to this Section 8.1 no more than two times.

          (d) If the holder or holders who gave the Registration Demand under this Section 8.1 inform the Company by written notice that they are withdrawing their Registration Demand and pay all of the Company's out-of-pocket expenses with respect to such registration and qualification incurred to the date of the notice under this Section 8.1(d), then the registration statement need not be filed and the whole effort will not count as a registration and qualification (or a conversion of rights) under this Section 8.1.

          (e) The Company may, upon written notice to the holder or holders giving a Registration Demand, require such holder or holders to withdraw such Registration Demand upon the good faith determination by the Company that such postponement is necessary
(i) to avoid disclosure of non-public information or (ii) as a result of a pending financial transaction, and in each case, the holders may not make another Registration Demand for a period of up to ninety (90) days, as specified by the Company in such notice; provided that the Company may exercise this right not more than once in any 12-month period. The Company may only given such a notice where the giving of such a notice has been specifically approved by the Company's Board of Directors. Upon receipt of any such written notice from the Company, such Registration Demand shall be deemed to be rescinded and retracted (subject to being given again after any holdback period specified in such notice in accordance with the second preceding sentence) and shall not be counted as, or deemed or considered to be or to have been, a Registration Demand for any purpose.

          8.2.  Piggyback Rights.

          (a) If the Company at any time proposes to file a registration statement under the Securities Act for any sales of at least 300,000 shares (as such number may be adjusted from time to time hereafter as a result of a stock split, combination, etc.) of the Company's Common Stock (or any warrants, units, convertibles, rights or other securities related or linked to any shares of the Company's Common Stock) on behalf of the Company or otherwise, the Company shall give written notice of such registration no later than thirty (30) days before its filing with the Commission to all holders of Shares or Conversion Shares; provided, that registrations relating solely to securities to be issued by the Company in connection with any employee stock option or employee stock purchase or savings plan on Form S-8 (or successor forms) under the Securities Act shall not be subject to this Section 8.2. If holders of Shares or Conversion Shares so request within thirty (30) days, the Company shall include in any such registration the Conversion Shares held or to be held after conversion of Shares by such holders and requested to be included in such registration, subject to Section 8.2(b) hereof.

          (b) The Company shall not be obligated to so include the Conversion Shares to the extent any underwriter or underwriters of such securities being otherwise registered by the Company determines in good faith that the inclusion of such Conversion Shares would jeopardize the successful sale of such other securities proposed to be sold by such underwriter or underwriters, in which case holders of Shares or Conversion Shares desiring to participate in such registration shall be entitled to participate in any such reduced number of Conversion Shares (if any) which may be included in such registration (along with other holders of Common Stock exercising piggyback rights with respect to such registration) in proportion to the amount of shares of the Company's Common Stock held by such holders (whether held directly or through the right to obtain Conversion Shares upon conversion of Shares held by such holders).

          (c) The obligations and rights of the Company and the holders under this Section 8.2 shall not affect in any way their obligations and rights under Section 8.1 hereof.

          (d) The Company may propose including Common Stock to be publicly offered and sold by it in any registration statement to be filed pursuant to a Registration Demand under Section 8.1. If, in the written opinion of underwriters selected for the proposed offering, the inclusion of the securities proposed to be offered and sold by both the Company and the holders of Shares or Conversion Shares would jeopardize the success of the offering, the selling holders may elect (i) to exclude the amount of securities (up to all of the securities) proposed to be sold by the Company which, in the opinion of such underwriters, would jeopardize the success of the offering by the selling holders, or (ii) to convert their proposed offering to an offering pursuant to this Section
8.2. If the selling holders elect to convert the offering to one under this Section 8.2, then such registration shall not be deemed (or counted as) a registration and qualification (or a conversion of rights) under Section 8.1 hereof.

          8.3.  Expenses.

          Subject to the limitations contained in this Section 8.3 and except as otherwise specifically provided in this Section 8, the entire costs and expenses of registration and qualification pursuant to Section 8.1 hereof and of registration and qualification pursuant to Section 8.2 hereof shall be borne by the Company. Such costs and expenses shall include, without limitation, underwriting fees or commissions in connection with the registration and qualification pursuant to Section 8.1 hereof (other than with respect to the Conversion Shares to be sold by the holders of Shares or Conversion Shares, as to which underwriting discounts and commissions shall be paid by the selling holders), the fees and expenses of counsel for the Company and of its accountants, all other costs, fees and expenses of the Company incident to the preparation, printing, registration and filing under the Securities Act of the registration statement and all amendments and supplements thereto, up to $20,000 of reasonable fees and expenses of one counsel to the holders of Shares or Conversion Shares relating to such registration and qualification, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the Conversion Shares and the costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with the qualification of the Conversion Shares under the Blue Sky laws of various jurisdictions; provided, however, that if any jurisdiction in which the Company shall qualify or register in connection with the proposed sale of the Conversion Shares shall require that expenses incurred in connection with the qualification or registration of such Conversion Shares in that jurisdiction be borne in whole or in part by the holders selling those Conversion Shares, then such expenses shall be payable by such holders pro rata to the extent required by such jurisdiction and in the event that any such holder is required by any such applicable jurisdiction to bear such expense, the Company shall promptly reimburse each such holder for the amount paid therefor.

          8.4.  Procedures.

          (a) In the case of each registration or qualification pursuant to Section 8.1 or 8.2, the Company will keep all holders of Shares or Conversion Shares advised in writing as to the initiation of proceedings for such registration and qualification and as to the completion thereof, and will advise any such holder, upon request, of the progress of such proceedings.

          (b) At the Company's expense, the Company will keep each registration and qualification under this Section 8 effective (and in compliance with the Securities Act) by such action as may be necessary or appropriate for a period of one hundred twenty (120) days after the effective date of such registration statement, including, without limitation, the filing of post-effective amendments and supplements to any registration statement or prospectus necessary to keep the registration statement current and the further qualification under any applicable Blue Sky or other state securities laws to permit such sale or distribution, all as requested by such holder or holders.

          (c) The Company will immediately notify each holder on whose behalf Conversion Shares have been registered pursuant to this Section 8, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration-statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          (d) The Company will furnish to each holder on whose behalf Conversion Shares have been registered pursuant to this
Section 8 a signed counterpart, addressed to such holder, of an opinion of counsel for the Company, dated the effective date of such registration statement.

          (e) Without limiting any other provision hereof, in connection with any registration of Conversion Shares under this
Section 8, the Company will use its reasonable best efforts to comply with the Securities Act, the Securities Exchange Act and all applicable rules and regulations of the Commission, and will make generally available to its securities holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve (12) months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act.

          (f)  In connection with any registration of Conversion
Shares under this Section 8, the Company will provide a transfer agent and registrar for the Conversion Shares not later than the effective date of such registration statement.

          (g) The Company shall not be required to include any of the holders' Conversion Shares in an underwritten offering of the Company's securities unless such holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, which terms shall include customary provisions with respect to indemnification and contribution and customary representations and warranties by the Company (which shall be made to and for the benefit of the underwriters and the holders of Conversion Shares to be sold in such offering).

          (h) In connection with the preparation and filing of each registration statement registering Conversion Shares under this Section 8, the Company will give the holders of Shares or Conversion Shares on whose behalf such Conversion Shares are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements, as shall be reasonably necessary, in the reasonable opinion of such holders or such underwriters or their counsel, in order to conduct a reasonable and diligent investigation within the meaning of the Securities Act.

          8.5.  Indemnification.

          The Company will indemnify and hold harmless each holder of Shares or Conversion Shares and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls the holder or underwriter within the meaning of the

Securities Act against any losses, claims, damages or liabilities, joint or several, and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) to which the holder or underwriter or such controlling person may be subject, under the Securities Act or otherwise, insofar as any thereof arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in (i) any registration statement under which such Conversion Shares were registered under the Securities Act pursuant to Section 8.1 or 8.2 hereof, any prospectus or preliminary prospectus contained therein, or any amendment or supplement thereto, or (ii) any other document incident to the registration of the Conversion Shares under the Securities Act or the qualification of the Conversion Shares under any state securities laws applicable to the Company, or (b) the omission or alleged omission to state in any item referred to in the preceding clause (a) a material fact required to be stated therein or necessary to make the statements therein not misleading or (c) any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act or any other federal or state securities law, rule or regulation applicable to the Company and relating to action or inaction by the Company in connection with any such registration or qualification, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished to the Company in writing by such holder or by any underwriter for such holder expressly for use therein (with respect to which information such holder or underwriter shall so indemnify and hold harmless the Company, any underwriter for the Company and each person, if any, who controls the Company or such underwriter within the meaning of the Securities Act).

          8.6.  Holdback.

          Except for transfers made in transactions exempt from the registration requirements under the Securities Act pursuant to
Section 4(2) thereof or pursuant to Rule 144A, the Company and each holder of Shares or Conversion Shares agrees not to offer, sell, contract to sell or otherwise dispose of any of their respective shares of the Company's Common Stock within seven (7) days before or one hundred eighty (180) days after the date of any final prospectus relating to any underwritten public offering of the Company's Common Stock on behalf of the Company or otherwise, in each case except pursuant to such prospectus or with the written consent of underwriters for such offering.

SECTION 9.  CONDITIONS TO PURCHASER'S OBLIGATIONS

          The Purchaser's obligation to purchase Shares hereunder is subject to satisfaction of the following conditions at the Closing (any of which may be waived by the Purchaser):

          9.1. Certificate of Designations. The certificate of incorporation of the Company shall have been duly amended by the filing of the Certificate of Designations in the form attached hereto as Exhibit A.

          9.2. Accuracy of Representations and Warranties. The representations and warranties of the Company in the Share Purchase Agreements or in any certificate or document delivered pursuant hereto or thereto shall be correct and complete on and as of the Closing Date with the same effect as though made on and as of the Closing Date (after giving effect to transactions contemplated by this Agreement).

          9.3. Proceedings. All corporate and other proceedings in connection with the transactions contemplated by the Share Purchase Agreements, and all documents incident thereto, shall be in form and substance satisfactory to the Purchaser and its counsel, and the Purchaser shall have received all such originals or certified or other copies of such documents as the Purchaser or its counsel may reasonably request.

          9.4. Senior Credit Agreement. The Company and Norwest Bank, National Association, shall have executed and delivered the Senior Credit Agreement, which shall be in full force and effect and the Company shall have made a borrowing thereunder sufficient, together with proceeds from the sale of Series A Preferred Stock, the Series B Preferred Stock, certain Subordinated Notes due October 1, 1996 and certain Subordinated Notes due July 30, 1996, to close under the terms of the Acquisition Agreement.


SECTION 10.  BROKERS

          Except for certain fees payable to Jesup & Lamont Capital Markets, Inc. (all of which fees will be paid by the Company), the Company represents and warrants to the Purchaser that there is no liability for (and the Company will pay and indemnify the Purchaser against) any fees or expenses (or claims therefor) of any investment banker, finder or broker in connection with any Share Purchase Agreement or any of the transactions contemplated hereby or thereby. The Company will indemnify the Purchaser against all such fees or expenses payable to the enumerated persons in the preceding sentence and against any other such fees, expenses or claims of any person, unless such person was engaged by the Purchaser in connection with this Agreement or any of the transactions contemplated hereby.


SECTION 11.  BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS

          (a) The representations, warranties, covenants and agreements of the Company and the Purchaser contained in this Agreement or in any document or certificate delivered pursuant hereto or thereto or in connection herewith shall survive, and shall continue in effect following, the execution and delivery of the Share Purchase Agreements, the closings hereunder and thereunder, any investigation at any time made by the Purchaser or on its behalf or by any other Person, the issuance, sale and delivery of the Shares, any disposition thereof and any payment, conversion or cancellation of the Shares. All statements contained in any certificate or other document delivered by or on behalf of the

Company pursuant hereto shall constitute representations and warranties by the Company hereunder.

          (b) The Company agrees to indemnify and hold the Purchaser harmless from and against and will pay to the Purchaser the full amount of any loss, damage, liability or expense (including amounts paid in settlement and attorneys' fees and expenses) to the Purchaser resulting either directly or indirectly from any breach of the representations, warranties, covenants or agreements of the Company contained in any Share Purchase Agreement.


SECTION 12.  SPECIFIC PERFORMANCE

          The parties agree that irreparable damage will result in the event that this Agreement is not specifically enforced, and the parties agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which a party may have under this Agreement or otherwise.


SECTION 13.  HOME OFFICE PAYMENTS

          As long as the Purchaser or any institutional holder which is a direct or indirect transferee (as a result of one or more transfers) from the Purchaser shall be the holder of any Share, the Company will make all redemption payments, liquidation payments and other distributions by wire transfer to the Purchaser's or such other holder's (or its nominees) account at any bank or trust company in the United States of America, notwithstanding any contrary provision herein or in the Company's certificate of incorporation with respect to the place of payment. The Purchaser has provided an address on Schedule 1 hereto for payments by wire transfer and for delivery of pay-in-kind securities, and such address may be changed for the Purchaser or any subsequent holder by notice to the Company. All such payments shall be made in U.S. dollars and in federal or other immediately available funds.


SECTION 14.  AMENDMENTS AND WAIVERS

          (a) The terms and provisions of this Agreement may be amended, waived, modified or terminated only with the written consent of the Majority Shareholders; provided, however, that no such amendment, waiver, modification or termination shall (i) change the registration rights under Section 8 hereof, without the consent of the holder of the Conversion Share or Share so affected or (ii) reduce the aforesaid percentage of Shares and Conversion Shares, the holders of which are required to consent to any such amendment, waiver, modification or termination, without the written consent of the holders of all the Shares and Conversion Shares then outstanding.

          (b) The Company agrees that all holders of Shares and Conversion Shares shall be notified by the Company in advance of any proposed amendment, waiver, modification or termination, but failure to give such notice shall not in any way affect the validity of any such amendment, waiver, modification or termination. In addition, promptly after obtaining the written consent of the holders as herein provided, the Company shall transmit a copy of any amendment, waiver, modification or termination which has been adopted to all holders of Shares and Conversion Shares then outstanding, but failure to transmit copies shall not in any way affect the validity of any such amendment, waiver, modification or termination.


SECTION 15.  EXCHANGE OF SHARES; CANCELLATION OF SURRENDERED
             SHARES; REPLACEMENT

          (a) Any Share certificate which is converted into Conversion Shares in whole or in part shall be cancelled by the Company, and no new Share certificates shall be issued in lieu of any Shares which have been converted into Conversion Shares. The Company shall issue a new Share certificate with respect to any Shares which were not converted into Converted Shares and were represented by a certificate which was converted in part.

          (b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Share certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Company (if requested by the Company and unsecured in the case of the Purchaser or an institutional holder), or in the case of any such mutilation, upon surrender of such Share certificate (which surrendered Share certificate shall be cancelled by the Company), the Company will issue a new Share certificate, of like tenor in lieu of such lost, stolen, destroyed or mutilated Share certificate as if the lost, stolen, destroyed or mutilated Share certificate were then surrendered for exchange.


SECTION 16.  NOTICES

          All notices, requests, demands, consents and other communications hereunder shall be in writing and shall be delivered by hand or shall be sent by telex or telecopy (confirmed by registered, certified or overnight mail or courier, postage and delivery charges prepaid), if to the Company at the address indicated on the signature page hereof, or if to the Purchaser at the address indicated on Schedule 1 hereto, or at such other address as a party may from time to time designate as its address in writing to the other party to this Agreement. Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telex or telecopier, when received.


SECTION 17.  MISCELLANEOUS

          (a) The Share Purchase Agreements and, upon the closing hereunder, the Certificate of Designations, together with any further agreements entered into by the Purchaser and the Company at the closing hereunder, contain the entire agreement between the Purchaser and the Company, and supersede any prior oral or written agreements, commitments, terms or understandings, regarding the subject matter hereof.

          (b) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

          (c) Any provision of this Agreement relating to the consent, determination, decision or waiver of a holder or holders of Shares or Conversion Shares means such holder's consent, determination, decision or waiver in such holder's sole discretion.

          (d) This Agreement shall be binding upon and inure to the benefit of the parties hereto and its respective successors and assigns, whether so expressed or not; provided, that the Company may not assign any of its rights, duties or obligations under this Agreement, except with the Purchaser's written consent.

          (e) In addition to any assignment by operation of law, the Purchaser may assign, in whole or in part, any or all of its rights (and/or obligations) under this Agreement to any of its affiliates or any officer, director or employee of either itself or any of its affiliates of any or all of its Shares or Conversion Shares, and (unless such assignment expressly provides otherwise) any such assignment shall not diminish the rights the Purchaser would otherwise have under this Agreement or with respect to any remaining Shares or Conversion Shares held by the Purchaser.

          (f) No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

          (g) The headings and captions in this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

          (h) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

          (i) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

          (j) CONSENT TO JURISDICTION. EACH PARTY CONSENTS TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF TEXAS IN CONNECTION WITH ANY CONTROVERSY RELATED TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, WAIVES ANY ARGUMENT THAT VENUE IN ANY SUCH FORUM IS NOT CONVENIENT, AND AGREES THAT ANY LITIGATION INITIATED BY ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT SHALL BE VENUED IN EITHER THE DISTRICT COURT OF DALLAS COUNTY, TEXAS, OR THE UNITED STATES DISTRICT COURT, NORTHERN DISTRICT OF TEXAS.

          (k) WAIVER OF JURY TRIAL. THE COMPANY AND THE PURCHASER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.


          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


Address:                 SA HOLDINGS, INC.




Attn: General Counsel    By_________________________________
                              Name:
                              Title:

                         Accepted and Agreed to as of the date
                         first above written by the undersigned
                         Purchaser:

                         JESUP & LAMONT CAPITAL MARKETS, INC.


                         By_________________________________
                              Name:
                              Title:

           Schedule 1 to the Share Purchase Agreement

                              Number of Shares
                              of Convertible           Purchase
Name of Purchaser             Preferred Stock            Price
-----------------             ----------------         --------
Name:  Jesup & Lamont Capital
 Markets, Inc.                166,667                  $1,500,000

(a)  address for communications:
          650 Fifth Avenue
          New York, NY  10019
          Attn:

(b)  address for payments by wire
          transfer:
